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                           SUBORDINATED
                           CONVERTIBLE
                         PROMISSORY NOTE


$___________                                     Cincinnati, Ohio
                                            _______________, 1995


     FOR VALUE RECEIVED, the undersigned MULTI-COLOR CORPORATION, an Ohio corporation ("Maker"), hereby promises to pay to the order of _______________________________________ (the "Payee"),
the principal amount of ___________________________ Dollars ($_______), together with interest thereon as set forth herein.

     The principal amount hereof shall be due and payable on the earlier of (i) March 31, 1996 or (ii) such time as the Maker accepts subscriptions for at least $3,000,000 in equity capital through the efforts of Hambro American Securities, Inc.
("Hambro").

     Interest on the outstanding principal balance of this Note will accrue at a rate per annum equal to two percent (2%) in excess of the interest rate paid by Maker on its Revolving Credit Facility with its primary lenders, currently PNC Bank, Ohio, National Association ("PNC") and Star Bank National Association ("Star Bank"). Interest shall be calculated on the basis of a year of 360 days and charged for the actual number of days elapsed. Accrued interest shall be due and payable on the due date of this Note.

     Demand, presentment, protest and notice of non-payment and protest, notice of intent to accelerate and notice of acceleration are hereby waived by the Maker.

     Notwithstanding anything herein to the contrary, the payment of principal and interest on this Note shall be subordinate and junior to the prior payment of all indebtedness of Maker under the Credit, Reimbursement and Security Agreement among Maker and PNC and Star Bank dated as of July 15, 1994, as amended, together with all restatements or renewals of the foregoing and any other indebtedness of the Maker which by its terms is senior to payment of principal and interest on this Note (the "Senior Indebtedness"). If any payment or distribution shall be received in respect of this Note in contravention of the terms of this paragraph, such payment or distribution shall be held by Payee in trust for the holders of the Senior Indebtedness and shall be immediately delivered to such holders in the same form as received.

     Upon the Note becoming due and payable for any reason, all outstanding principal of this Note and all accrued interest thereon shall automatically convert as of the due date into such whole numbers of Shares as is obtained by dividing the sum of all outstanding principal of this Note and accrued interest thereon by the lower of eighty percent (80%) of (a) the lower of the average of the closing sale prices as reported on Nasdaq for the Shares for the twenty (20) trading days preceding (i) the due date of this Note or (ii) the date of this Note or (b) the price at which equity capital had been sold directly or, indirectly through a convertible security, warrant or other instrument, by Hambro.
The Payee shall surrender the Note to the Maker within the two
(2) business days following the due date and the Maker shall issue and deliver to the Payee duly executed certificates of Shares acquired by the Payee.

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     Upon conversion of the Note, the rights of the Payee to the
Note being converted shall cease except for the right to receive the appropriate number of Shares and the Payee shall be treated for all purposes as having become the record holder of such Shares at such time.

     If, prior to the conversion of the entire outstanding principal balance of this Note into the Shares, (i) any recapitalization, reclassification, split-up, consolidation or exchange of the Maker's outstanding Shares occurs or (ii) any merger or consolidation involving the Maker occurs, or (iii) payment of cash or other assets are made or distributed to Shareholders, or (iv) a sale of all or substantially all of the assets of the Maker occurs then in such event, the conversion formula shall be adjusted by the Maker to provide the Payee with the same economic benefit, substantive rights and proportionate interest in the Maker as the Payee had prior to the occurrence of any such event so that the Payee will be entitled to convert this
Note into Shares, other securities or other assets that the Payee would have owned or been entitled to receive upon such event had such Note been converted immediately prior to such action.

     In connection with the conversion of the Note, no fractional shares of Common Stock shall be issued, but in lieu thereof the Maker shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the applicable conversion price for the Common Stock as set forth above.

     If the Note is converted as set forth herein, the Payee will have registration rights for the Shares pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit 1.

     In the event of (i) the filing by the Maker of a voluntary petition in bankruptcy or application seeking the appointment of a receiver for it or its assets, or (ii) the filing of an involuntary petition in bankruptcy against Maker, or (iii) the sale of substantially all of the Maker's assets other than in the ordinary course of business, or (iv) the default by the Maker in a payment of principal or interest on this Note in accordance with its terms, and such default continues for a period of five
(5) days after notice thereof is delivered to Maker, then upon the occurrence of any such events the entire amount of principal and interest remaining unpaid shall, at the option of the Payee, at once become due and payable and the Note shall be converted into Shares as set forth above.

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     In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Payee has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Payee from the Maker under this Note, other than interest. If there are no such amounts outstanding, Payee shall refund to Maker such excess.

     If any payment on this Note becomes due and payable on a day other than one on which banks in Cincinnati, Ohio are open for business (a "Business Day"), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

     If any payment of principal or interest of this Note is not paid when due and thereafter is placed with an attorney for collection, Maker agrees to pay all costs of collection, including reasonable attorney's fees and disbursements (including those of any appellate proceedings), which shall be added to the principal amount due under this Note and recoverable with the amount of this Note.

     No delay or omission on the part of the Payee or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

     The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this note, and assents to the extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral or to the addition or release of any other party or person primarily or secondarily liable.

     This Note may not be amended without the consent of PNC.

     This Note shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio. Maker and Payee agree that the state and federal courts in Hamilton County, Ohio have exclusive jurisdiction over all matters arising out of this Note.

     IN WITNESS WHEREOF, the undersigned Maker has executed this Note on the date and year first set forth above.

                                   MULTI-COLOR CORPORATION



                                   By:__________________________
                                         John C. Court
                                   Its:  President